UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2005

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 15, 2005, ImmunoGen, Inc. and Vernalis (R&D) Limited executed an amendment (the “Amendment”) to the January 7, 2004 Termination Agreement (the “Termination Agreement”) relating to the Development, Commercialization and License Agreement between Vernalis (R&D) Limited (then British Biotech Pharmaceuticals Limited) and ImmunoGen, Inc, dated May 4, 2000. Under the terms of the Termination Agreement, Vernalis relinquished all rights to the huN901-DM1 product candidate but was responsible, at its own expense, to complete the related Phase I clinical study underway in the United Kingdom. Under the terms of the Amendment, ImmunoGen will assume responsibility as of December 15, 2005, at its own expense, to complete the huN901-DM1 clinical study underway in the United Kingdom. Vernalis will pay ImmunoGen approximately $365,000 in consideration of the expected cost of the obligations assumed by ImmunoGen under the Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 20, 2005	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)

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